EXHIBIT 10.32

Mandate Agreement Mandatsvereinbarung

dated vom	[date]

between zwischen	Aebi Schmidt Holding AG
Schulstrasse 4 8500 Frauenfeld Switzerland
(hereinafter: "Company") (nachfolgend die "Gesellschaft")

and und	[Name]
[Address]
(hereinafter: "Board Member") (nachfolgend "VR-Mitglied")

each a "Party" and collectively the "Parties" jeder eine "Partei" und gemeinsam die "Parteien"

Mandate Agreement Aebi Schmidt Holding AG
1Recitals
Präambel
Subject to the articles of association and the organizational regulations of the Company, the Company and the Board Member wish to set forth the rights and obligations of the Board Member in relation to the mandate of the Board Member as a member of the Company's board of directors in this mandate agreement (the "Agreement").
Vorbehältlich der Statuten und dem Organisationsreglement der Gesellschaft möchten die Gesellschaft und das VR-Mitglied die Rechte und Pflichten des VR-Mitglieds in Bezug auf das Mandat des VR-Mitglieds als Mitglied des Verwaltungsrates der Gesellschaft in dieser Mandatsvereinbarung (die "Vereinbarung") festlegen.
Based on the above recitals, which form an integral part of this Agreement, the Parties agree as follows:
Auf der Grundlage der vorstehenden Präambel, welche integraler Bestandteil dieser Vereinbarung bildet, vereinbaren die Parteien Folgendes:
2Election, Re-Election and Constitution of the Board of Directors
Wahl, Wiederwahl und Konstituierung des Verwaltungsrates
The Board Member acknowledges that this Agreement and the rights and obligations set forth in this Agreement are subject to the election or re-election as a member of the Company's board of directors at a Company's ordinary or extraordinary shareholders' meeting.
Das VR-Mitglied anerkennt, dass diese Vereinbarung sowie die in dieser Vereinbarung festgelegten Rechte und Pflichten von der Wahl oder Wiederwahl als Mitglied des Verwaltungsrates an der ordentlichen oder ausserordentlichen Generalversammlung der Gesellschaft abhängig sind.
Further, the Board Member acknowledges and agrees that this Agreement will be adjusted to the extent required for this Agreement to comply with applicable law, the articles of association, organizational regulations and directives and policies of the Company.
Darüber hinaus anerkennt das VR-Mitglied und erklärt sich damit einverstanden, dass diese Vereinbarung insoweit angepasst wird, als dies für die Einhaltung des anwendbaren Rechts, der Statuten, des Organisationsreglements und der Weisungen und Richtlinien der Gesellschaft erforderlich ist.
The Board Member further acknowledges that the Board of Directors will constitute itself usually at a meeting following the ordinary shareholders' meeting.
Das VR-Mitglied nimmt ferner zur Kenntnis, dass sich der Verwaltungsrat in der Regel in einer Sitzung im Anschluss an die ordentliche Generalversammlung konstituieren wird.

Mandate Agreement Aebi Schmidt Holding AG
3Function and Duties
Funktion und Aufgaben
The Board Member shall exercise the role as a member of the board in accordance with applicable laws, the articles of association, organizational regulations, directives and policies of the Company, as in force and as amended from time to time.
Das VR-Mitglied übt die Funktion als Mitglied des Verwaltungsrates in Übereinstimmung mit dem anwendbaren Recht, den Statuten, dem Organisationsreglement, den Weisungen und den Richtlinien der Gesellschaft, in ihrer jeweils gültigen Fassung, aus.
The Board Member will perform all tasks personally and independently, based on professional and diligent judgment, with due care and in the best interest of the Company.
Das VR-Mitglied führt alle Aufgaben persönlich und unabhängig auf Grundlage fachlicher und gewissenhafter Beurteilung, mit der gebotenen Sorgfalt und im besten Interesse der Gesellschaft aus.
The Board Member shall devote sufficient time to carefully fulfil all duties under this Agreement.
Das VR-Mitglied wendet genügend Zeit auf, um alle Pflichten unter dieser Vereinbarung sorgfältig zu erfüllen.
4Conflict of Interest
Interessenskonflikt
The Board Member hereby confirms that [he/she] has disclosed to the Company any potential conflicts of interest.
Das VR-Mitglied bestätigt hiermit, dass es gegenüber der Gesellschaft alle potenziellen Interessenskonflikte offengelegt hat.
The Board Member shall disclose any potential conflict of interest arising in the future and shall, in case of a conflict of interest, not participate in discussions or a vote of the board of directors and not be entitled to receive any confidential information related to the conflicting matter.
Das VR-Mitglied ist verpflichtet, etwaige künftige Interessenkonflikte offenzulegen, soll im Falle eines Interessenkonflikts nicht an Diskussionen oder Abstimmungen des Verwaltungsrates teilnehmen und ist nicht berechtigt, vertrauliche Informationen in Bezug auf den Konfliktgegenstand zu erhalten.
5Confidentiality
Geheimhaltung
All information acquired during the Board Member's term of office as a member of the board of directors that is not known to the public is strictly confidential and may not be made accessible to third parties or made use of for a personal benefit

Mandate Agreement Aebi Schmidt Holding AG
(or the benefit of related parties), neither during nor at any time after the Board Member's term of office without prior written approval from the Company.
Alle Informationen, die während der Amtszeit des VR-Mitglieds als Mitglied des Verwaltungsrates erworben werden und nicht öffentlich bekannt sind, sind streng vertraulich und dürfen ohne vorherige schriftliche Zustimmung der Gesellschaft Dritten nicht zugänglich gemacht oder zum persönlichen Vorteil (oder zum Vorteil nahestehender Personen) genutzt werden, weder während noch nach Ablauf der Amtszeit des VR-Mitglieds.
6Return of Items and Documents
Rückgabe von Gegenständen und Dokumenten
Upon expiry of the term of office or at first request, the Board Member shall immediately return all (physical and electronic) items, documents and any other material pertaining to the Company. The Board Member is not entitled to keep copies. Where copies cannot be returned for technical reasons (e.g., digital copies, data carriers), they must be finally deleted per the time of returning and the final deletion shall be confirmed by the Board Member in writing.
Nach Ablauf der Amtszeit bzw. auf erste Aufforderung hin hat das VR-Mitglied unverzüglich alle (physischen und elektronischen) Gegenstände, Dokumente und sonstigen der Gesellschaft gehörenden Unterlagen zurückzugeben. Das VR-Mitglied ist nicht berechtigt, Kopien aufzubewahren. Können Kopien aus technischen Gründen (z. B. digitale Kopien, Datenträger) nicht zurückgegeben werden, so sind sie auf den Zeitpunkt der Rückgabe hin endgültig zu löschen und die endgültige Löschung ist vom VR-Mitglied schriftlich zu bestätigen.
7Compensation
Entschädigung
7.1Remuneration
Vergütung
For a full mandate year (i.e., the period from one ordinary shareholders' meeting until the next ordinary shareholders' meeting) (the "Mandate Year"), the Board Member shall be entitled to a remuneration of CHF [●] gross (the "Remuneration Amount").
Für ein volles Mandatsjahr (d.h. für den Zeitraum von einer ordentlichen Generalversammlung zur nächsten ordentlichen Generalversammlung) (das "Mandatsjahr") hat das VR-Mitglied Anspruch auf eine Vergütung von brutto CHF [●] (der "Vergütungsbetrag").
If the Board Member is not serving during the entire relevant Mandate Year, the Remuneration Amount will be granted on a pro rata temporis basis to be calculated from the date of election to the date on which the board membership ends (as a result of dismissal, resignation, death, incapacity or otherwise) based on the actual days of office.
Sofern das VR-Mitglied nicht während des gesamten Mandatsjahres tätig ist, wird der Vergütungsbetrag pro rata temporis ab dem Tag der Wahl bis zum Tag des

Mandate Agreement Aebi Schmidt Holding AG
Ausscheidens aus der Tätigkeit des Verwaltungsrats (aufgrund von Entlassung, Rücktritt, Tod, Handlungsunfähigkeit oder aus anderen Gründen) auf der Grundlage der tatsächlichen Amtszeit gewährt.
The Remuneration Amount is paid in [monthly] instalments. Part of the remuneration may be drawn in shares of the Company in accordance with the regulations issued by the board of directors.
Der Vergütungsbetrag wird in [monatlichen] Raten ausbezahlt. Ein Teil der Vergütung kann nach Massagabe der vom Verwaltungsrat erlassenen Regelungen in Aktien der Gesellschaft bezogen werden.
7.2Expenses
Spesen
The Company shall reimburse the Board Member for all documented expenses that the Board Member actually and reasonably incurred when performing the duties under this Agreement.
Die Gesellschaft erstattet dem VR-Mitglied alle dokumentierten Auslagen, die bei der Erfüllung seiner Pflichten aus dieser Vereinbarung tatsächlich und in vernünftiger Weise entstanden sind.
7.3Social Security Contributions, Taxes
Sozialversicherungsbeiträge, Steuern
The Board Member acknowledges that the Remuneration Amount pursuant to section 7.1 is subject to social security contributions and other charges and taxes (including, without limitation, OASI/DI, pension fund contributions, insurance premiums and withholding taxes, in each case as applicable), and that such contributions and other charges and taxes are deducted from the Remuneration Amount. The Board Member is obligated to provide all information and documents required by to Company to make all necessary filings and declarations.
Das VR-Mitglied nimmt zur Kenntnis, dass der Vergütungsbetrag gemäss Ziffer 7.1 Sozialversicherungsbeiträgen und sonstige Abgaben und Steuern (insbesondere AHV/IV, Pensionskassenbeiträge, Versicherungsprämien und Quellensteuern, jeweils sofern anwendbar) unterliegt, und dass diese Beiträge und sonstigen Abgaben und Steuern vom Vergütungsbetrag in Abzug gebracht werden. Das VR-Mitglied ist verpflichtet, alle benötigten Unterlagen und Informationen zur Verfügung zu stellen, damit die Gesellschaft alle notwendigen Meldungen und Erklärungen abgeben kann.
8Intellectual Property Rights
Rechte an geistigem Eigentum
All computer-programs, inventions, designs, creations, data, findings, works, methods, documents and the like which the Board Member solely or jointly with others, makes, conceives or contributes to during the activities under this Agreement (collectively the "Work Results") belong exclusively to the Company, regardless of whether or not they are protected under applicable laws and regulations. The Board Member hereby assigns and transfers any and all rights to

Mandate Agreement Aebi Schmidt Holding AG
and in connection with the Work Results to the Company. The Company is free to exploit, change, modify and use the Work Results at its own discretion without referring to the Board Member as the creator or author of the Work Results. The Board Member is not entitled to any additional remuneration for the Work Results and the assignment of the rights therein.
Alle Computerprogramme, Erfindungen, Designs, Schöpfungen, Daten, Ergebnisse, Werke, Methoden, Dokumente und dergleichen, die das VR-Mitglied allein oder gemeinsam mit anderen im Rahmen seiner Tätigkeiten im Rahmen dieser Vereinbarung erstellt (gemeinsam die "Arbeitsergebnisse"), konzipiert oder mitgestaltet, gehören ausschliesslich der Gesellschaft, unabhängig davon, ob sie durch geltende Gesetze und Vorschriften geschützt sind oder nicht. Das VR-Mitglied tritt hiermit sämtliche Rechte an und im Zusammenhang mit den Arbeitsergebnissen ab und überträgt sie an die Gesellschaft. Es steht der Gesellschaft frei, die Arbeitsergebnisse nach eigenem Ermessen zu nutzen, zu ändern, zu modifizieren und zu verwenden, ohne das VR-Mitglied als Schöpfer oder Verfasser der Arbeitsergebnisse zu nennen. Das VR-Mitglied hat keinen Anspruch auf eine zusätzliche Vergütung für die Arbeitsergebnisse und die Übertragung seiner Rechte.
9Term and Termination
Dauer und Beendigung
9.1Term
Dauer
This Agreement shall start with the election of the Board Member as member of the Company's board of directors by the Company's shareholders' meeting and continue until the end of the next ordinary shareholders' meeting.
Diese Vereinbarung beginnt mit der Wahl des VR-Mitglieds als Mitglied des Verwaltungsrates der Gesellschaft durch die Generalversammlung der Gesellschaft und dauert bis zum Ende der nächsten ordentlichen Generalversammlung.
Provided that the Board Member is re-elected by subsequent ordinary shareholders' meeting(s), this Agreement shall be automatically renewed for consecutive terms of one year each lasting from the respective ordinary shareholders' meeting electing the Board Member until the end of the subsequent ordinary shareholders' meeting, subject always to prior resignation by the Board Member and dismissal by the Company's shareholders' meeting.
Sofern das VR-Mitglied von einer oder mehreren nachfolgenden ordentlichen Generalversammlung(en) wiedergewählt wird, verlängert sich diese Vereinbarung automatisch für die Dauer von jeweils einem Jahr ab der jeweiligen ordentlichen Generalversammlung, die das VR-Mitglied bis zum Ende der folgenden ordentlichen Generalversammlung wählt, jeweils vorbehaltlich eines vorherigen Rücktritts VR-Mitglieds und einer Abberufung durch die Generalversammlung der Gesellschaft.

Mandate Agreement Aebi Schmidt Holding AG
9.2Termination
Beendigung
This Agreement terminates automatically and with immediate effect if and when the board membership ends, namely:
Diese Vereinbarung endet automatisch und mit sofortiger Wirkung, wenn die Tätigkeit als Mitglied des Verwaltungsrats endet, namentlich:
•If the Board Member resigns as a member of the board of directors;
Wenn das VR-Mitglied als Mitglied des Verwaltungsrats zurücktritt;
•If the Board Member is not re-elected by the ordinary shareholders' meeting;
Wenn das VR-Mitglied von der ordentlichen Gesellschafterversammlung nicht wiedergewählt wird;
•If the Board Member is removed by the shareholders' meeting;
Wenn das VR-Mitglied von der Gesellversammlung abgewählt wird;
•In case of incapacity or death of the Board Member.
Bei Handlungsunfähigkeit oder Tod des VR-Mitglieds.
10Personal Data
Personenbezogene Daten
The Board Member accepts that the Company may store, transfer, modify and delete all data relating to the Board Member's person and that the Company has the right to transfer any data relating to the Board Member to affiliates of the Company within Switzerland and abroad.
Das VR-Mitglied erklärt sich damit einverstanden, dass die Gesellschaft alle Daten, die sich auf die Person des VR-Mitglieds beziehen, speichern, übertragen, ändern und löschen darf und dass die Gesellschaft das Recht hat, sämtliche das VR-Mitglied betreffende Daten an Tochtergesellschaften der Gesellschaft in der Schweiz und im Ausland zu übermitteln.
11Miscellaneous
Verschiedenes
11.1Amendments
Änderungen
This Agreement (including this section 11.1) may only be modified or amended by a document signed by the Parties. Any right contained in this Agreement may only be waived by a document signed by the Party waiving such right.
Diese Vereinbarung (einschliesslich dieser Ziffer 11.1) darf nur durch ein von den Parteien unterzeichnetes Dokument geändert oder ergänzt werden. Jedes Recht in dieser Vereinbarung kann nur durch ein Dokument aufgehoben werden, das von derjenigen Partei unterzeichnet wurde, welche auf dieses Recht verzichtet.

Mandate Agreement Aebi Schmidt Holding AG
11.2Severability
Salvatorische Klausel
If any provision, or any portion of any provision, contained in this Agreement is invalid, illegal or unenforceable in any respect under any applicable law, the remaining provisions, and if a portion of any provision is unenforceable, the remaining portion of such provision, shall nevertheless remain in full force and effect. Instead of the invalid, illegal or unenforceable provision, a rule shall apply that achieves as closely as possible the initial intention of the Parties in drafting the respective provision.
Sollte eine Bestimmung oder ein Teil einer Bestimmung dieser Vereinbarung in irgendeiner Hinsicht ungültig, rechtswidrig oder nicht durchsetzbar sein, bleiben die übrigen Bestimmungen und falls ein Teil einer Bestimmung nicht durchsetzbar ist, der übrige Teil dieser Bestimmung, nichtsdestotrotz vollumfänglich gültig und wirksam. Anstelle der ungültigen, rechtswidrigen oder nicht durchsetzbaren Bestimmung gilt eine Regelung, welche dem von den Parteien mit der betreffenden Bestimmung ursprünglich verfolgten Zwecke möglichst nahe kommt.
11.3Governing Law and Jurisdiction
Anwendbares Recht und Gerichtsstand
This Agreement shall be governed by, and construed in accordance with, the substantive laws of Switzerland, excluding its rules on conflict of laws and excluding international treaties.
Diese Vereinbarung unterliegt materiellem Schweizer Recht unter Ausschluss der Kollisionsnormen und unter Ausschluss von internationalen Verträgen.
Any dispute arising out of or in connection with this Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall exclusively be resolved by the ordinary courts at the seat of the Company.
Für sämtliche Streitigkeiten aus oder im Zusammenhang mit dieser Vereinbarung, einschliesslich Streitigkeiten über deren Abschluss, Wirksamkeit, Änderung und Beendigung, sind ausschliesslich die ordentlichen Gerichte am Sitz der Gesellschaft zuständig.
11.4Discrepancies between the English and the German Version
Abweichungen zwischen der englisch- und deutschsprachigen Version
In case of discrepancies, if any, between the English and German version of this Agreement, the English version shall prevail.
Bei allfälligen Abweichungen zwischen der englisch- und deutschsprachigen Version dieser Vereinbarung, geht die englischsprachige Version vor.

Signatures on next page
Unterschriften auf der nächsten Seite

Mandate Agreement Aebi Schmidt Holding AG

The Company / Die Gesellschaft:

_______________________________	_______________________________
[Name]	[Name]
The Board Member / Das VR-Mitglied:

________________________________
[Name]